Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190686, 333-128458, 333-118915, and 333-160569) and Form S-8 (Nos. 333-101681, 333-104461, 333-159903 and 333-182044) of BRT Realty Trust and in the related Prospectuses of our report dated August 27, 2013 with respect to the statement of revenues and certain expenses of Autumn Brook Apartments, for the year ended December 31, 2012 included in this Current Report (Form 8-K) of BRT Realty Trust

/s/ BDO USA, LLP

New York, New York

Date:    August 27, 2013